Exhibit 99(a)(1)(C)

AUDAX CREDIT BDC INC.

NOTICE OF WITHDRAWAL

NOTICE OF WITHDRAWAL OF TENDER

REGARDING SHARES HELD IN

AUDAX CREDIT BDC INC.

TENDERED PURSUANT TO THE OFFER TO

PURCHASE DATED JANUARY 13, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS

NOTICE OF WITHDRAWAL MUST BE RECEIVED BY AUDAX CREDIT

BDC INC. EITHER BY HAND-DELIVERY OR MAIL BEFORE, 11:59 P.M.

EASTERN TIME, ON FEBRUARY 10, 2026, UNLESS THE OFFER IS EXTENDED.

THIS NOTICE OF WITHDRAWAL IS ONLY TO BE USED TO CANCEL A

PREVIOUSLY SUBMITTED LETTER OF TRANSMITTAL

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY HAND DELIVERY OR MAIL TO:

Audax Credit BDC Inc.

320 Park Avenue

New York, New York 10022

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY

AUDAX CREDIT BDC INC. AT THE ADDRESS ABOVE.

AUDAX CREDIT BDC INC. NOTICE OF WITHDRAWAL	TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED JANUARY 13, 2026

LADIES AND GENTLEMEN:

The undersigned hereby withdraws the tender of its Shares to Audax Credit BDC Inc. (the “Company”) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated     , 20 .

This tender was in the amount of:       Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT: Signature of investor(s) or authorized person(s) should be exactly as it appeared on the subscription agreement
Signature of Investor(s) or Authorized Person(s)
Name of Signatory (Please print)
Title of Authorized Person (Please print)
Signature of Investor(s) or Authorized Person(s)
Name of Signatory (Please print)
Title of Authorized Person (Please print)